UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 9, 2005 (September 8, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Chesapeake Energy Corporation (“the Company”) entered into an underwriting agreement dated September 8, 2005 with Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and Raymond James & Associates, Inc. as representatives of several underwriters in connection with the issuance and sale by the Company of 8,000,000 shares of the Company’s Common Stock. This underwriting agreement is attached hereto as Exhibit 99.1.

The Company also entered into an underwriting agreement dated September 8, 2005 with Banc of America Securities LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC in connection with the issuance and sale by the Company of 3,000,000 shares of 4.50% Cumulative Convertible Preferred Stock. This underwriting agreement is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

99.1

Underwriting Agreement dated September 8, 2005 by and among Chesapeake Energy Corporation, Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and Raymond James & Associates, Inc.

99.2

Underwriting Agreement dated September 8, 2005 by and among Chesapeake Energy Corporation, Banc of America Securities LLC, Credits Suisse First Boston LLC, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	September 9, 2005

EXHIBIT INDEX
Exhibit No.	Document Description

99.1

Underwriting Agreement dated September 8, 2005 by and among Chesapeake Energy Corporation, Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and Raymond James & Associates, Inc.

99.2

Underwriting Agreement dated September 8, 2005 by and among Chesapeake Energy Corporation, Banc of America Securities LLC, Credits Suisse First Boston LLC, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC.

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